EXHIBIT 10.1

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is dated [●]

BETWEEN:

(A)	The person whose name appears below the signature block of the Subscriber on the signature page (the “Subscriber”); and

(B)	CDT Environmental Technology Investment Holdings Limited, an exempt company with limited liability incorporated under the laws of Cayman Islands, with its registered office at Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (Nasdaq: CDTG) (the “Company”).

The Subscriber and the Company are collectively referred to as the “Parties” and each a “Party.”

THE PARTIES HEREBY AGREE:

1.	SHARE SUBSCRIPTION

1.1	Share Subscription. Subject to the terms and conditions of this Agreement, the Subscriber shall subscribe from the Company the number of class A ordinary shares, par value US$0.0025, of the Company set out on the signature page (the “Shares”), free from encumbrances and with all interests and rights now and hereafter attaching thereto.

1.2	Consideration. The Subscriber shall pay the Company US$[0.50] in cash per share as consideration.

2.	CONDITIONS PRECEDENT

2.1	Closing. The share subscription (“Closing”) shall take place upon the execution of this Agreement concurrently or at such other time and place as the Parties may mutually agree.

2.2	Subscriber’s Conditions. The obligations of the Subscriber to complete Closing are subject to the fulfillment of the following conditions:

(a)	The representations and warranties of the Company remain true and correct.

(b)	A reasonable investor would expect the Company is in a position to carry out its closing actions.

2.3	Company’s Conditions. The obligations of the Company to complete Closing are subject to the fulfillment of the following conditions:

(a)	The Subscriber’s representations and warranties remain true and correct.

(b)	The Company is satisfied that the Subscriber is in a position to settle the cash consideration in full.

3.	ACTIONS AT CLOSING

3.1	Company. The Company shall deliver the following to the Subscriber at Closing:

(a)	A copy of the updated register of members of the Company or an extract of the relevant portion thereof showing the Subscriber as the registered holder of the Shares; and

(b)	A copy of the stock certificate of the Company in definitive form evidencing the Shares and bearing the following or similar legend reflecting the restrictions on the transfer of the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

3.2	Subscriber. The Subscriber shall pay the total consideration for the Shares by wire transfer in immediately available funds to the account designated by the Company at Closing. Any bank charges, currency conversion charges, or taxation and governmental charges shall be borne and paid by the Subscriber.

4.	SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber represents, warrants and covenants to the Company the following:

4.1	Binding Effect. The Subscriber (if an entity) is duly incorporated and validly existing under the applicable laws and has the right to execute this Agreement and the power to perform its obligations hereunder; or (if a natural person) has the requisite capacity to execute this Agreement and the ability to perform his obligations hereunder. This Agreement has been duly and validly executed by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

4.2	Due Execution. The signatory whose name appears under the Subscriber’s name on the signature page is a duly authorized signatory of the Subscriber.;

4.3	Own Account. The Shares are acquired for investment. The Subscriber has no intention of, directly or indirectly, distributing the Shares during the period as restricted by the applicable laws or by this Agreement.

4.4	Lock-Up. The Subscriber has agreed not to offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of the Shares or any securities of the Company beneficially owned by the Subscriber for a period of six (6) months following Closing.

4.5	Accredited or Non-U.S. Investor. The Subscriber is either (a) an “accredited investor” within the meaning of Regulation D under the United States Securities Act of 1933, as amended (the “US Securities Act”); and/or (b) not a “U.S. person” within the meaning of Regulation S under the US Securities Act.

4.6	Investment Experience. The Subscriber has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

4.7	Disclosure of Information. The Subscriber has been afforded the opportunity to ask the Company questions necessary for its investment decision and has access to the Company’s filings with the U.S. Securities and Exchange Commission.

4.8	Restricted Securities. The Subscriber understands that the Shares may not be publicly traded until their sale can fall within an exemption under the US Securities Act.

5.	THE COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company represents, warrants and covenants to the Subscriber the following:

5.1	Binding Effect. It has the legal right and full power and authority to enter into and perform its obligations under this Agreement, which, when executed, will constitute valid and binding obligations on itself in accordance with their respective terms.

5.2	Due Execution. It is duly incorporated and validly existing under the applicable laws and has the right to issue shares and to carry on the business as currently conducted and to execute this Agreement. The signatory whose name appears under its name on the signature page is a duly authorized signatory of itself.

5.3	Terms of Subscription. Each share subscription agreement or similar agreement that the Company signs, is signing and will sign with each subscriber in this round of financing is on the same form and based on the same terms and conditions.

5.4	Public Resale. On or after the date that is six (6) months following Closing, upon the Subscriber’s request, the Company shall provide a Rule 144 legal opinion for the removal of the restrictive legend to the Shares to the Company’s transfer agent, so that the Shares may be deposited into a brokerage account of the Subscriber’s own choosing for resale in the public markets.

6.	TERMINATION

6.1	Conditions. Prior to Closing, this Agreement may be terminated (a) by the mutual consent of the Parties; (b) by either Party if Closing has not been consummated by December 31, 2025; and (c) by either Party if there has been a material breach of this Agreement by the other Party.

6.2	Survival. The liability for breach of this Agreement by either Party shall not be discharged after termination and/or the completion of the subscription.

7.	GOVERNING LAW AND JURISDICTION

7.1	Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of Hong Kong.

7.2	Jurisdiction. Any dispute of this Agreement (including its subject matter) shall be settled by arbitration in the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date of this Agreement. The arbitration shall be conducted in Chinese and its award shall be final.

MISCELLANEOUS

7.3	Entire Agreement. This Agreement supersedes all previous oral and written representations, exchanges, understandings and agreements between the Parties.

7.4	Confidentiality. Each Party shall keep this Agreement confidential; provided that each Party may make disclosure to persons on a need-to-know basis or as required by applicable law.

7.5	Assignment. No Party may assign the benefit of any provision of this Agreement.

7.6	Costs and Charges. Each Party shall bear its own costs incurred by it in relation to this Agreement and the transactions contemplated hereunder.

7.7	Notices. All notices shall be delivered either by courier or email to the addresses set forth under each Party’s name on the signature page. Notices shall be deemed to have been delivered on the fifth (5th) business day after the date of dispatch if delivered by courier and on the date of transmission if sent by email.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

THE SUBSCRIBER

Name	:	[●]
Address	:	[●]
Phone	:	[●]
Email	:	[●]
No. of Shares	:	[●]
Total consideration	:	[●]

[Signature Page to the SSA]

THE COMPANY

For and on behalf of CDT Environmental Technology Investment Holdings Limited
Name	:	Yunwu Li
Title	:	Director
Address	:	C1, 4th Floor, Building 1, Financial Base, No.8 Kefa Road, Nanshan District, Shenzhen, China 518057
Phone	:	+86-0755-86667996
Email	:	liyunwu@cdthb.cn

[Signature Page to the SSA]